EXHIBIT 99

         Contact: Susan B. Railey
                  (301) 468-3120
                  Sharon Bramell                     FOR IMMEDIATE RELEASE
                  (301) 231-0351


                   AIM 85 TO CHANGE TO QUARTERLY DECLARATIONS

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     ROCKVILLE,  MD,  December  6, 2004 --  (AMEX/AII)  The  General  Partner of
American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today announced that AIM 85 will declare distributions of regular cash flow and mortgage proceeds, if any, once each quarter commencing in the first quarter of 2005. The General Partner, with the consent of the Advisor, made the decision to declare distributions quarterly instead of monthly to reduce expenses associated with monthly declarations. Since June 2004, the Partnership's regular cash flow has been one cent per month.

     Commencing in 2005, AIM 85 will declare distributions in March, June, September and December to be paid approximately one month after the end of each calendar quarter.

     AIM 85 will declare the distribution for the month of December on December 20, 2004 and will pay all amounts declared for record dates in October, November and December 2004 on February 1, 2005.

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